                                                                    EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 22, 1996, with respect to the financial statements of AmeriServ Food Company included in the Registration Statement (Form S-4) and related Prospectus of Nebco Evans Holding Company for the registration of $250,000,000 of 11 1/4% Senior Redeemable Exchangeable Preferred Stock.

                                          ERNST & YOUNG LLP

Dallas, Texas
April 24, 1998